Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is effective as of July 16, 2008 (the “Effective Date”), by and between Innerworkings, Inc., a Delaware corporation (the “Company”), and Joe Busky (“Manager”).

1. Employment; Position and Duties. The Company agrees to employ Manager, and Manager agrees to be employed by the Company, upon the terms and conditions of this Agreement. Manager shall be employed by the Company as the Company’s Chief Financial Officer (“CFO”) reporting to the Chief Executive Officer and/or other Executives that are duly appointed from time to time. In this capacity, Manager agrees to devote his full time, energy and skill to the faithful performance of his duties herein, and shall perform the duties and carry out the responsibilities assigned to him to the best of his ability and in a diligent, businesslike and efficient manner. Manager’s duties shall include all those duties customarily performed by the CFO, as well as those additional duties commensurate with his position as CFO that may be reasonably assigned by the Chief Executive Officer or the Company. Manager shall comply with any policies and procedures established for Company employees, including, without limitation, those policies and procedures contained in the Company’s employee handbook previously delivered to Manager.

2. Term of Employment. The term of this Agreement shall commence on the Effective Date and shall expire on January 2, 2012, unless earlier terminated by either party, in accordance with the terms of this Agreement and/or the following sentence. This Agreement may be terminated by Manager or the Company’s Chief Executive Officer or Board of Directors, at any time, with or without Cause (as defined below). Upon the termination of Manager’s employment with the Company for any reason, neither party shall have any further obligation or liability under this Agreement to the other party, except as set forth in Sections 5, 6, 7, 8, 9, 10 and 11 of this Agreement.

3. Compensation. Manager shall be compensated by the Company for his services as follows:

(a) Base Salary. During the term of this Agreement, Manager shall be paid a base salary (“Base Salary”) of $29,166.67 per month (or $350,000 on an annualized basis), subject to applicable withholding, in accordance with the Company’s normal payroll procedures. Manager’s Base Salary shall be reviewed on an annual basis by the Company (beginning with the determination in January 2009 of Manager’s 2009 Base Salary) for possible increase (but not decrease) based on the Company’s operating results and financial condition, salaries paid to other Company executives, and general marketplace and other applicable considerations. Such increased Base Salary, if any, shall then constitute Manager’s “Base Salary” for purposes of this Agreement.

(b) Benefits. During the term of this Agreement, Manager shall have the right, on the same basis as other members of senior management of the Company, to participate in and to receive benefits under any of the Company’s executive and employee benefit plans, insurance programs and/or indemnification agreements, as may be in effect from time to time, subject to any applicable waiting periods and other restrictions. In addition, Manager shall be entitled to the benefits afforded to other members of senior management under the Company’s vacation, holiday and business expense reimbursement policies.

(c) Bonuses. In addition to the Base Salary, Manager shall be eligible to receive an annual performance bonus (“Performance Bonus”) under the InnerWorkings Annual Incentive Plan (or any successor plan thereto). The Performance Bonus shall have a target payment date within 2-1/2 months following the end of each fiscal year of the Company, but in no event shall the Performance Bonus be paid later than the end of the calendar year following the end of the fiscal year on which the Performance Bonus is based, unless such amounts have otherwise been deferred in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Expenses. In addition to reimbursement for business expenses incurred by Manager in the normal and ordinary course of his employment by the Company pursuant to the Company’s standard business expense reimbursement policies and procedures, the Company shall reimburse Manager for the full amount of his insurance costs should he elect to participate in the Company’s insurance program(s). In addition, Manager shall be reimbursed up to $800 per month for automobile expenses.

(e) Signing Bonus. Upon execution of this Agreement, Manager shall be entitled to receive a cash signing bonus of $250,000 (the “Signing Bonus”). In the event of a termination of Manager’s employment within the two years following the Effective Date either (i) by the Company for Cause or (ii) by the Manager for any reason other than Good Reason, his death or disability, Manager shall reimburse the Company a pro rata portion of the Signing Bonus equal to the full amount of the Signing Bonus multiplied by a fraction, the numerator of which shall be the number of months remaining between the date of termination and the two-year anniversary of the Effective Date, and the denominator of which shall be twenty-four.

4. [Reserved.]

5. Benefits Upon Termination.

(a) Termination for Cause or Termination for Other than Good Reason. In the event of the termination of Manager’s employment by the Company for Cause (as defined below), the termination of Manager’s employment by reason of his death or disability, or the termination of Manager’s employment by Manager for any reason other than Good Reason (as defined below), Manager shall be entitled to no further compensation or benefits from the Company other than those earned under Sections 3(a), 3(b), and 3(c) through the date of termination, or in the case of any equity awards, vested through the date of termination. Any unvested portion of any equity awards shall thereupon terminate immediately.

For purposes of this Agreement, a termination for “Cause” occurs if Manager’s employment is terminated by the Company for any of the following reasons:

(i) his failure to perform reasonably assigned duties as CFO of the Company after written notice of such failure and a reasonable opportunity to remedy such failure;

(ii) theft, dishonesty, or falsification of any employment or Company records by Manager;

(iii) the determination by the Company that Manager has committed an act or acts constituting a felony or any act involving moral turpitude;

(iv) the determination by the Company that Manager has engaged in willful misconduct or gross negligence that has had a material adverse effect on the Company’s reputation or business; or

(v) the material breach by Manager of any provision of this Agreement after written notice of such breach and a reasonable opportunity to cure such breach;

For purposes of this Agreement, a termination for “Good Reason” occurs if Manager terminates his employment for any of the following reasons, unless such reason or condition is fully corrected within thirty (30) days after Manager provides the Company written notice thereof:

(i) the Company materially reduces Manager’s duties or responsibilities below what is customary for a CFO of a business that is similar to the Company without Manager’s consent;

(ii) the Company requires Manager to relocate his office more than 100 miles from the current office of the Company without his consent; or

(iii) the Company has breached the terms of this Agreement and such breach continues for more than thirty (30) days after notice from Manager to the Company specifying the action which constitutes the breach and demanding its discontinuance.

Notwithstanding the foregoing, Manager must provide the Company with written notice of any one (1) or more of the conditions or reasons set forth in the foregoing definition of Good Reason within ninety (90) days of the initial existence of the condition or reason to constitute a termination for “Good Reason”, and in no event may Manager terminate his employment for Good Reason more than two (2) years following the initial existence of the condition or reason for which Manager is terminating his employment.

(b) Termination Without Cause or Termination for Good Reason. If Manager’s employment is terminated by the Company for any reason other than for Cause or by reason of his death or disability, or if Manager’s employment is terminated by Manager for Good Reason, Manager shall be entitled to:

(i) receive continued payment of his Base Salary, less applicable withholding, in accordance with the Company’s normal payroll procedures, for twelve (12) months following the termination of Manager’s employment; and

(ii) immediate vesting of (A) restricted stock granted on or about the Effective Date, and (B) stock options granted on or about the Effective Date, in each case as if Manager’s employment had continued for a period of twenty-four (24) months following the termination of Manager’s employment.

Notwithstanding anything to the contrary herein, no payments shall be due under this Section 5(b) unless and until Manager shall have executed a general release and waiver of claims against the Company, consistent with Section 8 below, and in a form reasonably satisfactory to the Company, and the execution of such general release and waiver shall be a condition to Manager’s rights under this Section 5(b). In addition, if Section 409A of the Code requires that a payment hereunder may not commence for a period of six (6) months following the termination of Manager’s employment, then such payments shall be withheld by the Company and paid as soon as permissible, along with such other monthly payments then due and payable.

6. Change of Control. If during the three (3) months prior to the public announcement of a proposed Change in Control or at any time following a Change in Control, Manager’s employment is terminated by the Company for any reason other than Cause, or terminated by the Manager for Good Reason, Manager shall be entitled to, in addition to the compensation provided in Section 5(b)(i) above, immediate vesting of (i) all restricted stock granted on or about the Effective Date, and (ii) all stock options granted on or about the Effective Date; provided that, for purposes of this Section 6, a “Change in Control” shall have the same meaning as the term “Change in Control” set forth in the Company’s 2006 Stock Incentive Plan.

7. Employee Inventions and Proprietary Rights Assignment Agreement. Manager agrees to abide by the terms and conditions of the Company’s standard Employee Inventions and Proprietary Rights Assignment Agreement as executed by Manager and attached hereto as Exhibit A.

8. Covenants Not to Compete or Solicit. During Manager’s employment and for a period of two (2) years following the termination of Manager’s employment for any reason, Manager shall not, anywhere in the Geographic Area (as defined below), other than on behalf of the Company or with the prior written consent of the Company, directly or indirectly:

(a) perform services for (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise), have any ownership interest in (except for passive ownership of five percent (5%) or less of any entity whose securities have been registered under the Securities Act of 1933, as amended, or Section 12 of the Securities Exchange Act of 1934, as amended), or participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business that engages or participates in a “competing business purpose” (as defined below);

(b) induce or attempt to induce any customer, potential customer, supplier, licensee, licensor or business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any customer, potential customer, supplier, licensee, licensor or business relation of the Company or solicit the business of any customer or potential customer of the Company, whether or not Manager had personal contact with such entity; and

(c) solicit, encourage, hire or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any employee or independent contractor of the Company or any subsidiary of the Company to terminate his or his employment or relationship with the Company or any subsidiary of the Company, other than in the discharge of his duties as an officer of the Company.

For purposes of this Agreement, the term “competing business purpose” shall mean the sale or provision of any printed materials, items, or other products that are competitive with in any manner the products sold or offered by the Company during the term of this Agreement. The term “Geographic Area” shall mean the United States of America.

The covenants contained in this Section 8 shall be construed as a series of separate covenants, one for each county, city, state, or any similar subdivision in any Geographic Area. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in the preceding subsections. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 8 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

9. Equitable Remedies. Manager acknowledges and agrees that the agreements and covenants set forth in Sections 7 and 8 are reasonable and necessary for the protection of the Company’s business interests, that irreparable injury will result to the Company if Manager breaches any of the terms of said covenants, and that in the event of Manager’s actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Manager accordingly agrees that, in the event of any actual or threatened breach by Manager of any of said covenants, the Company will be entitled to seek immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 9 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

10. Dispute Resolution. In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Manager and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Chicago, Illinois in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future). Manager acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. Notwithstanding the foregoing, this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

11. Governing Law. This Agreement has been executed in the State of Illinois, and Manager and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Illinois, without regard to its conflicts of laws principles.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, provided that such successor or assignee is the successor to substantially all of the assets of the Company or a majority of its then outstanding shares of capital stock, and that such successor or assignee assumes the liabilities, obligations and duties of the Company under this Agreement, either contractually or as a matter of law. In view of the personal nature of the services to be performed under this Agreement by Manager, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

13. Entire Agreement. This Agreement, including Exhibit A attached hereto, constitutes the entire employment agreement between Manager and the Company regarding the terms and conditions of his employment, with the exception of the provision of the Company’s 2006 Stock Incentive Plan incorporated by reference into this Agreement pursuant to Section 6 above. This Agreement (including the documents described in the preceding sentence of this Section 13) supersedes all prior negotiations, representations or agreements between Manager and the Company, whether written or oral, concerning Manager’s employment.

14. No Conflict. Manager represents and warrants to the Company that neither his entry into this Agreement nor his performance of his obligations hereunder will conflict with or result in a breach of the terms, conditions or provisions of any other agreement or obligation to which Manager is a party or by which Manager is bound, including, without limitation, any non-competition or confidentiality agreement previously entered into by Manager.

15. Validity. Except as otherwise provided in Section 8 above, if any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

16. Modification. This Agreement may not be modified or amended except by a written agreement signed by Manager and the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of July 1, 2008.

INNERWORKINGS, INC.		MANAGER

By:	/s/ Steven E. Zuccarini	/s/ Joseph Busky
	Steven E. Zuccarini,	Joseph Busky
Chief Executive Officer

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